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                            SUBLEASE AGREEMENT
                            ------------------

         AGREEMENT made as of this 1st day of March, 1998 between Electronic Hardware Corp., a New York corporation having its principal place of business at 320 Broadhollow Road, Farmingdale, New York 11735 (hereinafter the "Sublessor"), and Memory Protection Devices, Inc., a New York corporation having an office at 320 Broadhollow Road, Farmingdale, New York 11735 (hereinafter the "Sublessee").

         WHEREAS, by a lease dated December 19, 1989, and an Amendment dated March 16, 1995 (collectively, the "Over-Lease"), K&G Realty
Associates ("Landlord") leased to Sublessor approximately 20,000 square feet on the premises known as 320 Broadhollow Road, Farmingdale, New York 11735 (the "Premises"); and

         WHEREAS, a copy of the Over-Lease has been delivered to Sublessee and Sublessee, by its execution hereof, acknowledged receipt of the same; and

         WHEREAS, the Sublessor and Sublessee desire to enter an agreement for the sublease of approximately 400 square feet of the Premises (the "Subleased Premises"),

         NOW THEREFORE, in consideration of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is mutually agreed by and among the parties as follows:

1.       Term.

         The term of this Sublease shall begin as of March 1, 1998, and shall end on February 28, 2003, or at such time as it may be canceled or terminated pursuant to the terms set forth herein (the "Term").

2. Premises rented.

         The Sublessor hereby subleases to the Sublessee and the Sublessee hereby hires from the Sublessor, 400 square feet of the Premises for use as general office space.

3.       Rent.

         The Sublessee shall pay fixed annual rent in the amount of $3,000, payable to the Sublessor in equal monthly installments of $250. All payments shall be paid in advance on the first day of each month during the Term.

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4.       The Sublease Is Subject to Over-Lease.

         The Sublease is subject and subordinate to the Over-Lease and to all of the terms, covenants and conditions thereof, except as hereinafter provided. It is also subject to any agreement to which the Over-Lease is subject. Sublessee acknowledges that it has read and examined the Over-Lease and is fully familiar with all covenants, agreements, terms, provisions and conditions to be performed thereunder.

5. Sublessor's Duties.

         The Over-Lease describes the Landlord's duties. The Sublessor is not obligated to perform the Landlord's duties. If the Landlord fails to perform, you, the Sublessee, must send the Sublessor a notice. Upon receipt of the notice, the Sublessor shall then promptly notify the Landlord and demand that the Over-Lease agreements be carried out. The Sublessor shall make reasonable efforts to continue the demands until the Landlord performs.

6.       Incorporation by Reference of Over-Lease.

         Except as otherwise provided by this Sublease Agreement, all of the terms, provisions, and covenants of the Over-Lease are incorporated by reference in, and are hereby made part of this Sublease. Notwithstanding the foregoing, to the extent anything contained herein establishes different rights and obligations between the Sublessor and Sublessee than those existing between the Landlord and the Tenant in the Over-Lease, the provisions of this Sublease Agreement shall govern.

7.       Indemnification.

         The Sublessee, to the fullest extent permitted by law, shall indemnify and save the Sublessor and the Landlord harmless against any and all liabilities, suits, obligations, fines, damages, penalties, claims, costs, charges and expenses, including, without limitation, reasonable attorneys' fees and disbursements, which may be imposed upon or incurred by or asserted against the Sublessor and/or the Landlord arising out of acts or omissions by the Sublessee or its employees, agents, licensees or affiliates.

8.       No Authority.

         The Sublessee shall have no authority to contact or make any agreement with the Landlord about the Premises or the Over-Lease. The Sublessee shall pay rent or other charges to the Sublessor only, and shall not pay rent or other charges to the Landlord, except with the written consent of the Sublessor.


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9.       Remedies.

         In the event of any breach of this Sublease Agreement by the Sublessee, the Sublessor shall have all the rights against the Sublessee as would be available to the Landlord against the Sublessor under the terms of the Over-Lease.

10.      Amendments and Modifications.

         This Sublease Agreement can be changed only by an agreement in writing signed by the parties to the Sublease.

11.      Counterparts.

         This Sublease Agreement may be executed in one or more counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the parties hereto have signed their names as of the day and year first above written.

                                          Electronic Hardware Corp.

                                          By: /s/Andrew Franzone
                                             ------------------------------
                                                 Andrew Franzone, President


                                          Memory Protection Devices, Inc.

                                          By: /s/David L. Kassel
                                             -----------------------------
                                                 David L. Kassel, Chairman

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